Exhibit 10.21(h)
NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.
AMENDMENT NUMBER ONE
THIS AMENDMENT NUMBER ONE dated this 17th day of December, 2010 is to that certain Inventory Financing Agreement entered into by and between GE Commercial Distribution Finance Corporation (“CDF”) and the undersigned Dealers (each, individually, a “Dealer” and, collectively, “Dealers”) dated June 24, 2010 (as amended, supplemented or otherwise modified from time to time, the “Financing Agreement”).
WHEREAS, the parties hereto desire to amend the Financing Agreement in certain respects;
NOW THEREFORE, in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereby agree as follows:
1. Section 1(b) of the Financing Agreement is hereby deleted and is replaced with the following:
“(b) Floor Plan Advances. Subject to the terms and conditions of this Agreement, CDF agrees to thereafter make available to Dealers extensions of credit on a revolving basis in such amounts as Dealers may from time to time request up to an aggregate total of one hundred million dollars ($100,000,000.00) (as such amount may be increased by CDF pursuant to Section 1 (f), the “Maximum Credit Amount”), minus (i) the outstanding amount of Approvals (as defined below), and (ii) the aggregate outstanding amount of any other Obligations of Dealers to CDF and any CDF Affiliates, plus (iii) an amount (the “Reserve Adjustment”) equal to the lesser of (X) the balance of the Cash Collateral Reserve (as defined in that certain [****], dated the date hereof, between CDF and Dealers (the [****])), and (Y) twenty-five million dollars ($25,000,000.00), to purchase inventory, which will be subject to a purchase money security interest in favor of CDF, from Dealers’ existing vendors identified on Exhibit A to this Agreement and any additional vendors acceptable to CDF in its sole discretion (such existing vendors and additional vendors, in each case until any such vendor shall be disapproved by written notice from CDF due to (x) such vendor’s failure to comply with any law, rule, regulation, order or decree; (y) such vendor’s failure to comply with any internal policies and procedures of CDF or any CDF Affiliate (as defined below) relating to import or export controls, anti-money laundering, anti-terrorism, securities law, banking law or regulation, fraud statutes and other similar laws and regulations and codes of ethical conduct (collectively, “Internal Policies”); or (z) any circumstance which may make CDF’s disbursement of any advance to such vendor illegal or otherwise in violation of any law, rule, regulation, order or decree applicable to CDF or any Internal Policies, each, a “Vendor” and, collectively, “Vendors”) and for other purposes (including the Pre- Owned Inventory Sublimit described below); provided, however, that (1) repayments from time to time of the outstanding balance of the indebtedness hereunder shall be available to be reborrowed pursuant to the terms and conditions of this Agreement; (2) if the Obligations hereunder outstanding at any time or from time to time exceed the sum of the Maximum Credit Amount and the Reserve Adjustment, Dealers shall immediately (but in any event within two (2) Business Days) repay the Obligations in such amount necessary to eliminate such excess; provided that, in its reasonable discretion, CDF may immediately cease to make loans and/or to issue Approvals until such repayment occurs, and (3) notwithstanding anything else contained in this Agreement, (I) CDF may, in its reasonable discretion, immediately cease to make loans and/or to issue Approvals (x) upon the occurrence and during the continuance of any Default or upon the occurrence and during the continuance of any event which, with the giving of notice, the passage of time, or both would result in a Default, or (y) if any remittance for any Obligations is dishonored when first presented for payment, until such payment is honored; and (II) upon termination of this Agreement, Dealers shall repay to CDF all Obligations hereunder, plus interest accrued to the date of payment. If a Vendor is disapproved for any reason set forth above, such disapproval will only affect Dealers’ ability to request, and CDF’s obligation to fund, subsequent advances and will not require immediate repayment of previous advances with respect to inventory purchased from such disapproved Vendor.”
2. Section 1(c) of the Financing Agreement is hereby deleted and is replaced with the following:
“(c) Pre-Owned Inventory Advances and Sublimits. Subject to the overall Maximum Credit Amount (as increased by the Reserve Adjustment) set forth above and the terms and conditions of this Agreement, on and after the Closing Date, CDF agrees to make cash advances to Dealers with respect to pre-owned units of inventory; provided that such cash advances shall not exceed the Pre-Owned Inventory Sublimit and must comply with the pre-owned inventory advance terms set forth herein. Regardless of the amount of credit available to Dealers under the Maximum Credit Amount (as increased by the Reserve Adjustment) hereunder, CDF shall not provide extensions of credit to Dealers in excess of twenty million dollars ($20,000,000.00) with respect to used or pre-owned inventory (the “Pre-Owned Inventory Sublimit”). Within such Pre-Owned Inventory Sublimit, (A) any advances with respect to units with applicable valuations of five hundred thousand dollars ($500,000.00) or more shall require unit specific documentation (including an advance request form), (B) CDF will not advance Dealers more than fifteen million dollars ($15,000,000.00) of such Pre-Owned Inventory Sublimit for used or pre-owned inventory with applicable valuations of less than five hundred thousand dollars ($500,000.00) (the “Other Pre-Owned Sublimit”), and (C) CDF will not advance Dealers more than ten million dollars ($10,000,000.00) of such Pre-Owned Inventory Sublimit for used or pre-owned inventory with applicable valuations of five hundred thousand dollars ($500,000.00) or more (the “Specific Pre-Owned Sublimit”).”

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.
3. Section 1(e) of the Financing Agreement is hereby deleted and is replaced with the following:
“(e) Re-Advances. Subject to the overall Maximum Credit Amount (as increased by the Reserve Adjustment) set forth above and the terms and conditions of this Agreement, on and after the Closing Date, CDF agrees to make cash advances to Dealers with respect to units of inventory (excluding used or pre-owned inventory) financed by CDF pursuant to Section 1(a) or 1(b) of this Agreement for which Dealers may have previously made payments to CDF; provided that such units of inventory have not previously been repaid in full, and further provided such cash advances shall not exceed (a) 100% of the original invoice amount with respect to such units, less (b) any curtailment amounts that have been required to be made by cash payment, offset, application of a Curtailment Offset under and as defined in the [****], or otherwise with respect to such units or, if such units were financed by CDF in connection with the Initial Advances, any curtailment amounts that would have been required to be made by cash payment, offset, application of a Curtailment Offset under and as defined in the [****], or otherwise with respect to such units if CDF had financed 100% of the original invoice amount with respect to such units on or about the applicable invoice date; provided, further, that such cash advances, in the aggregate, shall not exceed the Re-Advance Sublimit specified in the Program Terms Letter or, if not specified in such Program Terms Letter, twenty-five percent (25%) of the Maximum Credit Amount within any thirty (30) day period.”
4. Each reference in the Financing Agreement, the [****], the Program Terms Letter, and any other document, instrument or agreement related thereto or executed in connection therewith (collectively, the “Documents”) to the Financing Agreement shall be deemed to refer to the Financing Agreement as amended by this Amendment Number One. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Financing Agreement.
5. Each Dealer represents and warrants to CDF that (a) all representations and warranties of Dealer in the Financing Agreement and the other Documents are true and correct as of the date hereof, (b) such Dealer has all the necessary authority to enter into and perform this Amendment Number One, (c) this Amendment Number One, the Financing Agreement, the [****], and the Program Terms Letter are the legal, valid and binding obligations of such Dealer, enforceable against Dealer in accordance with their terms, (d) the execution, delivery and performance of this Amendment Number One will not violate (i) such Dealer’s organizational documents, (ii) any agreement binding upon it, unless such violation could not result, individually or in the aggregate, in a Material Adverse Effect, or (iii) any law, rule, regulation, order or decree, unless such violation could not result, individually or in the aggregate, in a Material Adverse Effect, (e) nether a Default nor an event which, with the giving of notice, the passage of time, or both, would result in a Default has occurred and is continuing, and (f) the obligations of Dealer to repay the Advances and to perform the Obligations are absolute and unconditional, and there exists no right of setoff or recoupment, counterclaim or defense of any nature whatsoever to payment or performance of the Obligations.

6. All other terms and provisions of the Financing Agreement shall remain in full force and effect except as modified pursuant to this Amendment Number One. In the event of any inconsistency between the terms of this Amendment Number One and any Document, this Amendment Number One shall govern. Each Dealer acknowledges that it has consulted with counsel and with such other experts and advisors as it has deemed necessary in connection with the negotiation, execution and delivery of this Amendment Number One. This Amendment Number One shall be construed without regard to any presumption or rule requiring that it be construed against the party causing this Amendment Number One or any part hereof to be drafted.
7. This Amendment Number One shall not be construed to: (a) impair the validity, perfection or priority of any lien or security interest securing the Obligations; (b) waive or impair any rights, powers or remedies of CDF under the Documents; (c) constitute an election of remedies to the exclusion of any other remedies; (d) constitute an agreement by CDF or require CDF to waive any existing or future Default or any event which, with the giving of notice, the passage of time, or both, would result in a Default, to grant any forbearance period, or to extend the term of the Financing Agreement or the time for payment of the Obligations; or (e) constitute an agreement by CDF to make any further Advances or other extensions of credit to Dealers except as required by and subject to the terms and conditions of the Financing Agreement as amended hereby. The execution of this Amendment Number One and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or any event which, with the giving of notice, the passage of time, or both, would result in a Default, under the Financing Agreement or breach, default or event of default under any other Document, whether or not known to CDF and whether or not existing on the date hereof.
8. Each Dealer hereby ratifies and confirms the Financing Agreement, as amended hereby, and each other Document executed by such Dealer in all respects.
9. Dealers hereby release, remise, acquit and forever discharge CDF and its affiliates, employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, participants, predecessors, successors and assigns, subsidiary corporations, parent corporations and related corporate divisions (collectively, “Released Parties”) from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter arising, for or because of any matter or thing done, omitted or suffered to be done by any Released Party prior to and including the date of execution hereof and in any way directly or indirectly arising out of or in any way connected to this Amendment Number One and the Documents, including without limitation claims relating to any settlement negotiations (collectively, the “Released Matters”). Dealers acknowledge that the agreements in this Section 9 are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters. Dealers represent and warrant to CDF that they have not purported to transfer, assign or otherwise convey any right, title or interest in any Released Matter to any other person or entity and that the foregoing constitutes a full and complete release of all Released Matters.

10. This Amendment Number One shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their participants, successors and assigns. No other person or entity shall be entitled to claim any right or benefit hereunder, including the status of a third-party beneficiary of this Amendment Number One.
11. Except as expressly set forth herein, there are no agreements or understandings, written or oral, among the parties hereto relating to this Amendment Number One or the Financing Agreement that are not fully and completely set forth herein or therein. All representations, warranties, covenants, agreements, undertakings, waivers, and releases of Dealers contained herein shall survive the payment and performance in full of the Obligations.
12. Any provision of this Amendment Number One which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment Number One or affecting the validity or enforceability of such provision in any other jurisdiction.
13. This Amendment Number One may be executed in any number of counterparts, each of which counterparts, once they are executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement. This Amendment Number One may be executed by any party to this Amendment Number One by original signature, facsimile and/or electronic signature.
IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment Number One as of the date first above written.

DEALERS:

MARINEMAX, INC.

By:	/s/ Kurt M. Frahn

	Print Name:	Kurt M. Frahn
	Title:	Vice President of Finance,
Treasurer and Assistant Secretary

MARINEMAX EAST, INC.

By:	/s/ Kurt M. Frahn

	Print Name:	Kurt M. Frahn
	Title:	Assistant Secretary

MARINEMAX SERVICES, INC.

By:	/s/ Kurt M. Frahn

	Print Name:	Kurt M. Frahn
	Title:	Assistant Secretary

MARINEMAX NORTHEAST, LLC

By:	/s/ Kurt M. Frahn

	Print Name:	Kurt M. Frahn
	Title:	Assistant Secretary

BOATING GEAR CENTER, LLC

By: MARINEMAX EAST, INC., the sole member of Boating Gear Center, LLC

By:	/s/ Kurt M. Frahn

	Print Name:	Kurt M. Frahn
	Title:	Assistant Secretary

US LIQUIDATORS, LLC

By:	/s/ Kurt M. Frahn

	Print Name:	Kurt M. Frahn
	Title:	Assistant Secretary

NEWCOAST FINANCIAL SERVICES, LLC

By:	/s/ Kurt M. Frahn

	Print Name:	Kurt M. Frahn
	Title:	Assistant Secretary

CDF:

GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION

By:	/s/ Waller Blackwell

	Print Name:	Waller Blackwell
	Title:	Wholesale Risk Underwriting Leader

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